UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
___________________________________________________________________________________________________________________________________

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20002 North 19th Avenue
Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On November 3, 2020, the Compensation Committee of the Board of Directors (the "Committee") of Knight-Swift Transportation Holdings Inc., a Delaware corporation (the "Company"), approved equity awards to be granted on November 30, 2020 to the Company’s named executive officers, including performance based stock units ("PRSUs"), representing 60% of the total equity award, and restricted stock unit awards ("RSUs"), representing 40% of the total equity award, under our Second Amended and Restated 2014 Omnibus Incentive Plan (the "Omnibus Plan").
The PRSU awards were based on PRSU compensation targets established by the Committee, after taking into account competitive compensation factors, divided by the closing price of the Company’s common stock on the November 30, 2020 grant date. The actual number of shares of the Company’s common stock issued to participants will vary based on the Company’s performance targets for a defined performance period against the objective performance metrics established by the Committee. The performance period runs January 1, 2021, through December 31, 2023.
The PRSU awards will consist of two performance groups. Performance targets for the first performance group will be based on an equal weighting of (i) the Company's adjusted earnings per share compounded annual growth rate, and (ii) the Company's adjusted trucking operating ratio, which will apply to half of the PRSU award. Performance targets for the second performance group will be based on the ranking of (i) the Company's total compounded annual revenue growth rate, and (ii) the Company's return on net tangible assets, when compared to the Company's relative peer group of truckload carriers, as identified by the Committee, which applies to half of the PRSU award.
The actual awards for either performance group could result in payments between 0% and 200% of the target award relative to the performance targets identified within either performance group. The resulting awards may then be multiplied by a factor between 75% and 125%, based on the Company's total shareholder return relative to the total shareholder return of a peer group of truckload and less-than-truckload carriers, rail providers, and logistics companies. Any PRSUs earned will vest and shares of the Company’s common stock will be deliverable to each participant on January 31, 2024.
In accordance with aligning equity grants with the Company’s long-term growth and revenue objectives, the Committee authorized time-based RSU awards to be granted on November 30, 2020 under the Omnibus Plan. The RSUs will vest in three increments as follows: 33% on January 31, 2022; 33% on January 31, 2023; and 34% on January 31, 2024, subject to continuous employment and other vesting and forfeiture provisions. The number of shares of the Company’s common stock to be issued to recipients will equal the RSU compensation target divided by the closing price of the Company’s common stock on the November 30, 2020 grant date.
The following chart lists the PRSU and RSU compensation targets (expressed in dollars) for the Company’s named executive officers:

Name	Position	RSU Award ($)	PRSU Award ($)
Kevin Knight	Executive Chairman	1,200,000	1,800,000
Dave Jackson	President and Chief Executive Officer	1,300,000	1,950,000
Adam Miller	Chief Financial Officer	720,000	1,080,000
Gary Knight	Vice Chairman	320,000	480,000
Kevin Quast	Chief Operating Officer of Swift	240,000	360,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	November 6, 2020	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer